                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                            20TH CENTURY INDUSTRIES

               Neil H. Ashley and John R. Bollington certify that:

               1.   They  are  the   Chief  Executive  Officer   and  Secretary,
respectively, of 20th Century Industries, a California corporation.

               2. Article IV of the Articles of Incorporation is hereby amended to read in full as follows:

                                       IV

                    This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 110,500,000 and the aggregate par value of all shares that are to have a par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000 and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 110,000,000. The Preferred Shares may be issued from time to time in one or more series. The board of directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               3.   Articles  V,   VI,  VII   and  VIII   of  the   Articles  of
Incorporation  are  hereby  renumbered  as  Articles  VI,  VII,  VIII  and   IX,
respectively.

               4. A new Article V is hereby added to the Articles of Incorporation, which shall read in full as follows:

                                       V

                        A. Prohibited Transfer; Excess Stock. Except as provided in Section G, until the Restriction Termination Date, any attempted direct or indirect Transfer of Stock shall be deemed a "Prohibited Transfer" if (i) such Transfer would increase the Percentage of Stock Owned by any Person that (or by any Person whose Stock is or by virtue of such Transfer would be attributed to any Person that), either after giving effect to the attribution rules (including the option attribution rules) of
        Section 382 or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, or has at any time since the period beginning three years prior to the date of such Transfer Owned, Stock in excess of the Limit, (ii) such Transfer would increase the Percentage of Stock Owned by any 5% Shareholder (including but not limited to a Transfer that results in the creation of a 5% Shareholder), or (iii) such Transfer would cause an "ownership change" of the corporation within the meaning of
        Section 382. Except as otherwise provided in Sections D and F, the Stock or Option sought to be Transferred in the Prohibited Transfer shall be deemed "Excess Stock."

                        B. Transfer of Excess Stock to Trustee. Except as otherwise provided in Sections D and F, a Prohibited Transfer shall be void ab initio as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Stock for any purpose and shall not be entitled to any rights as a stockholder of the corporation arising from the ownership of Excess Stock, including, but not limited to, the right to vote such Excess Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Stock in respect of their exercise. Any Excess Stock shall automatically be transferred to the Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer; provided, however, that if the transfer to the trust is deemed ineffective for any reason, such Excess Stock shall nevertheless be deemed to have been automatically transferred to the person selected as the Trustee at such time, and such person shall have rights consistent with those of the Trustee as described in this section and in Section C below. Any dividend or other distribution with respect to such Excess Stock paid prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee ("Prohibited Distributions") shall be deemed to be held by the Purported Transferee as agent for the Trustee, and shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any vote cast by a Purported Transferee with respect to Excess Stock prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the sole benefit of the Charitable Beneficiary. The Purported Transferee and any other Person holding certificates representing Excess Stock shall immediately surrender such certificates to the Trustee. The Trustee shall have all the rights of the owner of the Excess Stock, including the right to vote, to receive dividends or other distributions, and to receive proceeds from liquidation, which rights shall be exercised for the sole benefit of the Charitable Beneficiary.

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                        C.    Disposition of  Excess Stock.   As  soon as
        practicable following receipt of notice from the corporation that Excess Stock has been transferred to the Trustee, the Trustee shall take such actions as it deems necessary to dispose of the Excess Stock in an arm's-length transaction that would not constitute a Prohibited Transfer. Upon the disposition of such Excess Stock, (i) the interest of the Charitable Beneficiary in the Excess Stock shall terminate, and (ii) the Trustee shall distribute the net proceeds of the sale as follows: (a) the Purported Transferee shall receive an amount of the net proceeds of such sale not to exceed the Purported Transferee's cost incurred to acquire such Excess Stock, or, if such Excess Stock was Transferred for less than fair market value, the fair market value of the Excess Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the corporation, the Trustee and the Transfer Agent in enforcing the Restrictions, and
        (b) the Charitable Beneficiary shall receive the balance of the net proceeds from the sale of the Excess Stock, if any, together with any Prohibited Distributions received from the Purported Transferee and any other distributions with respect to such Excess Stock while such Stock was held by the Trustee. In the event the Purported Transferee has disposed of the Excess Stock and distributed the proceeds and other amounts otherwise than in accordance with this section, then (w) such Purported Transferee shall be deemed to have disposed of such Excess Stock as an agent for the Trustee, (x) such Purported Transferee shall be deemed to hold such proceeds and any Prohibited Distributions as an agent for the Trustee, (y) such Purported Transferee shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Stock, provided that upon receipt of written permission from the Trustee, the Purported Transferee will be entitled to retain an amount of such sale proceeds not to exceed the amount that such Purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Stock at any time during the period beginning on the date of the Prohibited Transfer giving rise to such Excess Stock and ending on the date of such disposition by the Purported Transferee, assuming for this purpose that the Trustee would have sold the Excess Stock for an amount equal to the lowest-quoted trading price of such Excess Stock during such period, and (z) the Trustee shall transfer any remaining proceeds to the Charitable Beneficiary. Neither the Trustee, the corporation, the Purported Transferee nor any other party shall claim an income tax deduction with respect to any transfer to the Charitable Beneficiary and neither the Trustee nor the corporation shall benefit in any way from the enforcement of the Restrictions, except insofar as these restrictions protect the corporation's Income Tax Net Operating Loss Carryover. Neither the Trustee, the corporation nor the Transfer Agent shall have any liability to any Person for any loss arising from or related to a Prohibited Transfer.

                        D.    Transfers by 5% Shareholders.  In the event
        a Prohibited Transfer is attributable to a Transfer by a 5% Shareholder, the corporation and the Transfer Agent shall make all reasonable efforts to locate the Person or Public Group who acquired the Excess Stock (the "Public Purchaser"). In the event the corporation is able to locate the Public Purchaser within ninety (90) days of the Prohibited Transfer, the corporation shall request that the Public Purchaser surrender the Excess Stock, together with any dividends or other distributions theretofore received with respect to the Excess Stock by the Public Purchaser, to the Purported Transferor, and, if such Stock is surrendered, the Purported Transferor shall surrender to the Public Purchaser the purchase price paid by the Public Purchaser for the Excess Stock, plus, if the Public Purchaser acquired Ownership of the Excess Stock without knowledge that such acquisition was a Prohibited Transfer, an amount equal to all other losses, damages, costs and expenses incurred by the Public Purchaser to acquire Ownership of the Excess Stock and to comply with the Restrictions (including any loss incurred as a result of a decline in value of such Stock). In the event the Transfer Agent and the corporation are unable to locate the Public Purchaser within ninety (90) days following the Prohibited Transfer, or the Public Purchaser refuses to surrender or has disposed of the Excess Stock prior to the surrender of the Excess Stock to the Purported Transferor, such Stock shall no longer be treated as Excess Stock and the corporation shall (i) purchase from one or more third parties, in one or more transactions that would, to the extent possible, reduce the Ownership of Stock by the Person or Public Group whose Ownership increased as a result of the Prohibited Transfer to an amount equal to such Ownership immediately prior to the Prohibited Transfer, shares of Stock equal in type and number to the Stock Transferred in the Prohibited Transfer (which Stock shall be treated as Excess Stock), (ii) hold such Stock for and on behalf of the Purported Transferor, (iii) treat such Stock as Owned by the Purported Transferor since the date of the Prohibited Transfer for all purposes, including the right to vote and to receive dividends and other distributions, and (iv) for all purposes treat any dividends and other distributions made to such Person or Public Group as a dividend or other distribution to the Purported Transferor, a payment by the Purported Transferor to the corporation to be applied against the Amount Due (as defined below), and a non-dividend payment to the Persons or Public Group who received such distributions. To the extent reasonably possible, any votes cast by such Person or Public
        Group from and after the date of the Prohibited Transfer with respect to Excess Stock shall be rescinded in the same proportion as the votes actually cast by such Person or Public Group, and the Purported Transferor shall be entitled to cast those votes that were rescinded. The corporation shall hold such Excess Stock, and any dividends or other distributions thereon, on behalf of the Purported Transferor, as security for payment of the Amount Due, until the earlier of such time as (y) the corporation has received, either directly from the Purported
        Transferor or indirectly from any dividends or other distributions theretofore received by the corporation with respect to such Excess Stock on behalf of the Purported
        Transferor (or any amounts deemed paid by the Purported Transferor as provided in this Section D), or any combination thereof, an amount equal to the amount incurred by the corporation to fund the purchase such Excess

        Stock, plus all costs incurred by the corporation in enforcing the Restrictions with respect to such Prohibited Transfer (including the amount of any non-dividend payment deemed made by the corporation to the Person or Public Group as provided in this Section D), plus interest on all such amounts from the dates incurred by the corporation at the "applicable federal rate" determined under Section 1274(d) of the Code (collectively, the "Amount Due") (it being the intent to treat the Amount Due and any portion thereof as a loan to the Purported Transferor), or
        (z) the corporation is able to dispose of such Excess Stock on behalf of the Purported Transferor in a transaction that would not be a Prohibited Transfer, in which case the corporation will sell such Excess Stock and distribute to the Purported Transferor any proceeds (together with any other cash distributions theretofore received (or deemed received) with respect to the Excess Stock) in excess of the Amount Due. The obligation of the Purported Transferor for the Amount Due shall be payable on demand by the corporation. In the event the Amount Due exceeds the proceeds from a sale of Excess Stock and any cash distributions theretofore received (or deemed received) by the corporation on behalf of the Purported Transferor with respect to such Excess Stock, the balance shall be due from the Purported Transferor on demand.

                        E. Trans fer Ag ent's Right s and Responsibilities. The Transfer Agent shall not register any Transfer of Stock on the corporation's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Stock on the corporation's stock transfer records, to request any transferee of the Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the corporation, stating the number of shares of each class of Stock Owned by the transferee (and by Persons who would Own the transferee's Stock) before the proposed Transfer and that would, if effect were given to the proposed Transfer, be Owned by the transferee (and by Persons who would Own the prospective transferee's Stock) after the proposed Transfer. If either (i) the Transfer Agent does not receive such affidavit, or (ii) such affidavit evidences that the Transfer was a Prohibited Transfer, the Transfer Agent shall notify the corporation and shall not enter the Prohibited Transfer into the corporation's stock transfer  records,  and  the  Trustee,  the  corporation  and the
        Transfer Agent shall take such steps as provided in the Restrictions in order to dispose of the Excess Stock purportedly Owned by such Purported Transferee. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the corporation's stock transfer records, such Transfer shall be nonetheless void and shall have no force and effect, in accordance with the Restrictions, and the corporation's stock transfer records shall be revised to so provide.

                        F. Certain Indirect Prohibited Transfers. In the event a Transfer would be a Prohibited Transfer as a result of attribution to the Purported Transferee of the Ownership of Stock by a Person (an "Other Person") who is not controlling, controlled by or under common control with the Purported

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        Transferee,  which  Ownership  is  nevertheless attributed to the
        Purported Transferee, the Restrictions shall not apply in a manner that would invalidate any Transfer to such Other Person,
        and  the  Purported  Transferee  and  any  Persons   controlling,
        controlled  by  or  under  common  control  with  the   Purported
        Transferee (collectively, the "Purported Transferee Group") shall automatically be deemed to have transferred to the Trustee at the time and in a manner consistent with Section B hereof, sufficient Stock (which Stock shall (i) consist only of Stock held legally or beneficially, whether directly or indirectly, by any member of the Purported Transferee Group, but not Stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Purported Transferee Group, (ii) be deemed transferred to the Trustee, in the inverse order in which it was acquired by members of the Purported Transferee Group, and (iii) be treated as Excess Stock) to cause the Purported Transferee, following such transfer to the Trustee, not to be in violation of the Restrictions; provided, however, that to the extent the foregoing provisions of this Section F would not be effective to prevent a Prohibited Transfer, the Restrictions shall apply to such other Stock Owned by the Purported Transferee (including Stock actually owned by Other Persons), in a manner designed to minimize the amount of Stock subject to the Restrictions or as otherwise determined by the Board of Directors to be necessary to prevent a Prohibited Transfer (which Stock shall be treated as Excess Stock).

                        G. Exceptions. The term "Prohibited Transfer" shall not include: (i) the original issuance of Series A Convertible Preferred Stock pursuant to the Investment Agreement,
        (ii) the original issuance of Series A Warrants pursuant to the Investment Agreement, (iii) the conversion of Series A
        Convertible Preferred Stock, (iv) the sale of Series A Convertible Preferred Stock or Common Shares acquired upon the conversion thereof if the sale would not be a Prohibited Transfer but for the transferor's ownership of Stock, in either case in compliance with the Investment Agreement, (v) any purchase of Stock permitted by Section 6.1(b) of the Investment Agreement,
        (vi) any sale of any securities of the corporation acquired pursuant to the Investment Agreement after the Restriction Effective Date if such acquisition was not prohibited pursuant to the terms of the Investment Agreement, (vii) any Transfer described in Section 382(l)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if all Persons who would Own the Stock Transferred would be treated for purposes of Section 382 as having Owned such Stock at all times beginning more than three (3) years prior to the date of the Transfer,
        (viii) any sale of Common Stock by a Person who Owns more than 4.75% of the outstanding Common Stock on November 15, 1994 if such sale would not result in a net increase in the amount of Stock owned by 5% Shareholders during the three-year period ending on the date of such sale, provided such sale would not otherwise be prohibited under the Restrictions but for such transferor's Ownership of Stock, and (ix) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains or is granted the prior

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        written approval of  the Board of  Directors of the  corporation, which  approval  shall  be  granted  in  its  sole  and  absolute
        discretion  after  considering   all  facts  and   circumstances,
        including but not limited to future events the occurrence of which are deemed by the Board of Directors of the corporation to be reasonably possible.

                        H. Legend. All certificates or other instruments evidencing Ownership of Stock shall bear a conspicuous legend describing the restrictions. The Board of Directors shall take such actions as it deems necessary to substitute certificates evidencing ownership of Stock and bearing such legend for certificates not bearing such legend.

                        I. Prompt Enforcement; Further Actions. As soon as practicable and within thirty (30) business days of learning of a purported Prohibited Transfer, the corporation through its Secretary or any assistant Secretary shall demand that the Purported Transferee (or any other member of the Purported Transferee Group) or Public Purchaser surrender to the Trustee the certificates representing the Excess Stock or any resale proceeds therefrom, and any Prohibited Distributions or other dividends or distributions received thereon, and if such surrender is not made within twenty (20) business days from the date of such demand, the corporation shall institute legal proceedings to compel such surrender and for compensatory damages on account of any failure to take such actions; provided, however, that nothing in this Section I shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the corporation to act within the time periods set out in this section shall not constitute a waiver of any right of the corporation to compel any transfer required hereby. Upon a determination by the Board of Directors that there has been or is threatened a Prohibited Transfer, the Board of Directors may authorize such additional action as it deems advisable to give effect to the Restrictions, including, without limitation, refusing to give effect on the books of the Company to any such purported Prohibited Transfer or instituting proceedings to enjoin any such purported Prohibited Transfer. Nothing contained in the Restrictions shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and the interests of the holders of its securities in preserving the Income Tax Net Operating Loss Carryover, including, but not limited to, refusing to give effect to any Prohibited Transfer or other action on the books of the corporation or instituting proceedings to enjoin any Prohibited Transfer or other action; provided, however, that any Prohibited Transfer shall nevertheless result in the consequences otherwise described in the Restrictions.
                        J. Board Authority to Interpret. The Board of Directors shall have the authority to interpret the provisions of the Restrictions for the purpose of protecting the Income Tax Net Operating Loss Carryover. Any such

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        interpretation shall be final and binding on any Person or Public
        Group who Owns or purports to acquire Ownership of Stock.

                        K. Damages. Any person who knowingly violates the Restrictions, and any persons controlling, controlled by or under common control with such a person, shall be jointly and severally liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the corporation's ability to utilize its Income Tax Net Operating Loss Carryover, and attorneys' and accountants' fees incurred in connection with such violation.

                        L. Severability. If any part of the Restrictions is judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the Restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the corporation to utilize to the greatest extent possible the Income Tax Net Operating Loss Carryover.

                        M. Effect on Stock Exchange Transactions. Nothing in the Restrictions shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange. The Stock that is the subject of such transaction shall continue to be subject to the terms of the Restrictions after such settlement.

                        N.    Definitions:

                              "AIG"  shall  mean  American  International
        Group, Inc., a Delaware corporation, and its subsidiaries, collectively.

                              "Charitable  Beneficiary"  shall  mean   an
        organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code designated in writing by the corporation.

                              "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be amended from time to time hereafter.

                              "Control" shall mean the possession, direct
        or indirect, of the power to direct or cause the direction of the management, policies or decisions of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. The terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. A Person shall be deemed to control or be under common control with a Purported Transferee if the Excess Stock Owned by such Person is treated as Owned by the

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        Purported Transferee by virtue of the family attribution rules of
        Section 318 of the Code.

                              "5% Shareholder" shall mean any Person or Public Group who is a "5-percent shareholder" of the corporation within the meaning of Section 382, substituting "4.75 percent" for "5 percent" each place it appears therein.

                              "Income Tax Net Operating Loss Carryover" shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit, foreign tax credit and any other carryovers or losses as determined for United States federal income tax purposes that are or could become subject to limitation under Section 382, and to which the corporation is entitled under the Code and Regulations, at any time during which the Restrictions are in force.

                              "Investment  Agreement"  shall  mean   that
        Investment and Strategic Alliance Agreement between the corporation and AIG, dated as of October 17, 1994, including the Exhibits and Schedules thereto, as it may be amended from time to time.

                              "Limit" shall mean  the lesser of  (i) 4.75
        Percent of the Stock, (ii) 4.75 percent of the outstanding Common Shares or (iii) 4.75 percent of the outstanding Series A Convertible Preferred Stock.
                              "Option" shall mean any interest that could
        give rise to the Ownership of Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other interest that would be treated, under paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the same manner as an option, whether or not any of such interests is subject to contingencies.
                              "Own,"  and  all  derivations  of  the word
        "Own," shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382. In determining whether a Person Owns an amount of Stock in excess of the Limit, Options Owned by such Person (or other Persons whose Ownership of Stock is or would be attributable under Section 382 to such Person) shall be treated as exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock that would be acquired if such Options Owned by other Persons were exercised shall be treated as not outstanding), in each case without regard to whether such treatment would result in an ownership change within the meaning of Section 382. In determining whether a Transfer that is an exercise, conversion or similar transaction with respect to an Option increases the Percentage Ownership of Stock of any Person or Public Group, such Option shall be treated as if it were not Owned by such Person immediately prior to such Transfer.

                              "Percent," "Percentage" or "%" shall mean percent or percentage by value.

                              "Person" shall  mean any  individual (other
        than a Public Group treated as an individual under Section 382) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

                              "Public  Group"  shall  have  the   meaning
        assigned to such term in the applicable Regulations under Section
        382. Any Transfer or attempted Transfer of Stock to or from an individual or entity whose Stock is included in determining the Percentage of Stock Owned by a Public Group for purposes of
        Section 382 shall be treated as a Transfer or attempted Transfer to such Public Group.

                              "Purported Transferee" shall mean a Person or Public Group who acquires Ownership of Excess Stock in a Prohibited Transfer or, except as otherwise provided in the Restrictions, any subsequent transferee of such Excess Stock.

                              "Purported Transferor" shall mean a Person who Transfers Excess Stock in a Prohibited Transfer.

                              "Regulations"    shall    mean     Treasury
        Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

                              "Restriction Effective Date" shall mean the date of the closing of the purchase of the Series A Convertible Preferred Stock by AIG pursuant to the Investment Agreement.

                              "Restriction Termination Date" shall mean the earliest to occur of (a) the end of the thirty-eighth (38th) month following the Restriction Effective Date, (b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Operating Loss Carryover has been reduced to zero, or (c) the date upon which the Board of Directors has determined that there has been a change in law (including but not limited to the repeal of Section 382 without a successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the corporation's Stock similar to Section 382) eliminating the need for the Restrictions in order to preserve the corporation's ability to utilize the Income Tax Net Operating Loss Carryover.

                              "Restrictions" shall mean the restrictions on the Transfer and Ownership of Stock as set forth in this
        Article V.

                              "Section 382" shall mean Section 382 of the
        Code and the Regulations promulgated thereunder, and any successor statute and regulations.
                              "Stock" shall mean  the Common Shares,  the
        Series A Convertible Preferred Stock, and any interest in the corporation that would be treated as stock under Section 382, without regard to clauses (ii)(B) and (iii)(B) of paragraph
        (f)(18) of Temporary Treasury Regulation Section 1.382-2T (but only if, in determining the Ownership by any Person of Stock, the uniform treatment of such interest as Stock or as not Stock, as the case may be, would increase such Person's Percentage Ownership of Stock), and shall also include any Stock the ownership of which may be acquired by the exercise of an Option.

                              "Transfer"   shall   mean   any  direct  or
        indirect acquisition or disposition of stock, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other acquisition or disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights arising from Ownership of Stock, shall be treated as a Transfer. A Transfer shall also include (i) a transfer of an interest in an entity and a change in the relationship between two or more Persons that results in a change in the Ownership of Stock and (ii) the creation, grant, exercise, conversion, Transfer or other disposition of or with respect to an Option, regardless of whether such Option previously had been treated as exercised or converted for any other purpose; provided, however, that a Transfer shall not include the issuance or disposition (other than a conversion, exercise or similar transaction in which Stock is acquired) of an Option described in paragraph (d)(9) of Treasury Regulation Section 1.382-4, and whether an Option is so described shall be determined by the Board of Directors in its sole and absolute discretion.
                              "Transfer   Agent"    means   the    Person
        responsible for maintaining the books and records in which are recorded the ownership and transfer of shares of Stock or any Person engaged by the corporation for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

                              "Trustee" means the trustee of the trust appointed by the corporation, provided that the Trustee shall be a Person unaffiliated with the corporation, any 5% Shareholder, and any Person purchasing or disposing of Stock in a Prohibited Transfer.

                        5.    The  foregoing  amendments  to  the  Articles   of
        Incorporation of the corporation have been approved by the Board of Directors.

                        6. The foregoing amendments to the Articles of Incorporation of the corporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares outstanding, to wit, Common Stock. The total number of outstanding shares of Common Stock of the corporation is 51,472,471. The vote of a majority of the outstanding shares of Common Stock was required to approve the foregoing amendments. The number of shares of Common Stock voting in favor of the amendments equaled or exceeded the vote required.


                              NEIL H. ASHLEY
                              ------------------------


                              JOHN R. BOLLINGTON
                              ------------------------



                        Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this declaration was executed on December 15, 1994, at Woodland Hills, California.


                              NEIL H. ASHLEY
                              ------------------------


                              JOHN R. BOLLINGTON
                              ------------------------

                        CERTIFIED COPY OF THE AMENDED AND
                   RESTATED BYLAWS OF 20TH CENTURY INDUSTRIES,
                             A CALIFORNIA CORPORATION





             I, JOHN R. BOLLINGTION, hereby certify:


             1. That I am duly elected and acting Secretary of 20th Century Industries.

             2.      That  the  attached  Amended  and  Restated Bylaws,
                  approved by the Board of Directors on December 15, 1994, are a true and complete copy.




             WITNESS my hand and corporate seal this 3rd day of January, 1995 at Woodland Hills, California.


                                        20TH CENTURY INDUSTRIES


                                        John R. Bollington
                                        ---------------------------
                                        Secretary

                                                                 Annex B
                                                                 -------

                              AMENDED AND RESTATED

                                      BYLAWS

                                        OF

                             20th CENTURY INDUSTRIES,

                             A California Corporation


                               ARTICLE I.  OFFICES
                               -------------------

                    Section 1.01   Principal Executive Office.  The
                                   --------------------------
          principal executive office of the corporation is hereby fixed at 6301 Owensmouth Avenue, Woodland Hills, California 91367. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

                    Section 1.02   Other Offices.  The corporation may
                                   -------------
          also have an office or offices at such other place or places, either within or without the State of California, as the Board may from time to time determine or as the business of the corporation may require.

                            ARTICLE II.  SHAREHOLDERS
                            -------------------------

                    Section 2.01   Annual Meetings.  The Annual Meeting
                                   ---------------
          of shareholders of the corporation, for the purpose of electing directors and for the transaction of such other proper business as may come before such meeting, shall be held on the fourth Tuesday of May of each year at 10:00 a.m., or such other date or time as may be fixed by the Board.

                    Section 2.02   Special Meetings.  Special Meetings
                                  ----------------
          of shareholders may be called at any time for any purpose or purposes permitted under California law by the Board, by the Chairman of the Board, by the President or by holders of the common stock of the corporation entitled to cast not less than ten percent (10%) of the votes entitled to be cast at such meeting.

                    Section 2.03   Place of Meetings.  All meetings of
                                  -----------------
          shareholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of California, as shall be determined from time to tine by the Board of Directors or as specified in the respective notices or waivers of notice thereof.

                    Section 2.04 Notice of Meetings.
                                 ------------------
                    (a) Written notice of each Annual or Special Meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting, and (i) in the case of a Special Meeting, the general nature of the business to be transacted; or (ii) in the case of the Annual Meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

                    (b) Notice of a meeting of shareholders shall be given either personally or by mail addressed, postage prepaid, to the shareholder at the address of such shareholder appearing on the authorized record books of the corporation, or if no such address appears or is given, by publication at least once in a newspaper of general circulation in the City of Los Angeles, California. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice; and such notice shall be deemed to be waived by any shareholder who shall attend such meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting has not been lawfully called or convened. An affidavit of mailing of any notice or report in accordance with the provisions of the California General Corporation Law, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of notice or report.

                    Section 2.05   Quorum and Vote Required.
                                   ------------------------

                    (a) At any meeting of shareholders, holders of record of shares of stock having a majority of the votes entitled to be cast thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business. The affirmative vote of the holders of shares of stock having a majority of the votes so constituting a quorum shall be considered to be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation of the corporation.

                    (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by holders of shares of stock having at least a majority of the number of votes required to constitute a quorum.
                    Section 2.06   Adjourned Meeting and Notice Thereof.
                                   ------------------------------------

                    (a) Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum [except as provided in Section 2.05(b) of this Article], no other business may be transacted at such adjourned meeting.

                    (b) It shall not be necessary to give any notice of the time and place of an adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting of shareholders is adjourned for more than fifteen (15) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

                    Section 2.07   Voting.
                                   ------

                    (a) The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the share records of the corporation on the record date determined in accordance with
          Section 2.08 of this Article. Persons holding shares of the corporation in a fiduciary capacity shall be entitled to vote such shares. Persons whose shares are pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor, the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such shares and vote thereon. Shares having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted by any one of the registered holders, either in person or by proxy.

                    (b) The vote at any meeting of shareholders on any question need not be by written ballot unless so directed by the Chairman of the meeting or so requested by any shareholder at such meeting. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his duly appointed proxy if there be such proxy, and it shall state the number of shares voted.

                    Section 2.08   Record Date.
                                   -----------

                    (a) The Board may fix in advance a record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to rights, or entitled to exercise any rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting, nor more than sixty (60) days prior to any of the other aforementioned actions. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than fifteen (15) days from the date set for the original meeting.

                    (b) If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the fifth (5th) business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the fifth (5th) business day next preceding the day on which the meeting is held. If no record date is fixed by the

          Board, the record date for determining shareholders for any other purpose shall be at the close of business on the fifth
          (5th) business day next preceding the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                    Section 2.09   Consent of Absentees.  The
                                  --------------------
          transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or be made a part of the minutes of such meeting.

                    Section 2.10   Action Without Meeting.  Any action
                                   ----------------------
          which, under any provision of law, may be taken at any Annual or Special Meeting of shareholders, may be taken without a meeting and without prior notice thereof if a consent in writing, setting forth the actions so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 2.08 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 2.10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                    Section 2.11   Proxies.  Every person entitled to
                                   -------
          vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary of the corporation before or at the meeting; provided, however, that no proxy may be voted or acted upon after eleven (11) months from the date set forth on the said proxy unless the proxy shall provide therein for a longer period. A proxy may be revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or, as to any meeting, by actual attendance at such meeting in person and voting in person by the person executing the proxy.

                    Section 2.12   Conduct of Meetings.  The Chairman of
                                   -------------------
          the corporation or his designee (which designee shall be an executive officer of the corporation), or in the absence of the Chairman and any such designee the Vice Chairman, shall preside as Chairman at all meetings of shareholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders; unless at the time of such ruling a request for a vote is made by a shareholder entitled to vote and who is represented in person or by proxy at the meeting, in which case the decision of shareholders holding a majority of the votes represented at the meeting and entitled to be cast shall be conclusive and binding on all Shareholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the chairman of a meeting of Shareholders.

                    Section 2.13   Inspectors of Election.  In advance
                                   ----------------------
          of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors are not appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of such meeting may appoint inspectors at the meeting. The number of inspectors shall be either one or three. Each inspector so appointed shall first subscribe an oath to faithfully execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall have the duties prescribed by Section 707(b) of the California General Corporation Law and they (i) shall decide upon the qualification of those entitled to vote, (ii) shall report the number of shares represented at the meeting and entitled to vote on the question presented, (iii) shall conduct the balloting and accept the votes, and (iv) when the voting is completed, shall ascertain and report the number of votes respectively for and against each question presented. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the corporation. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                             ARTICLE III.  DIRECTORS
                             -----------------------

                    Section 3.01   Powers.  Subject to any limitation of
                                  ------
          the Articles of Incorporation, of these Bylaws, and of actions required by law to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be vested in, and exercised by or under the direction of the Board of Directors. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction and policies of the Board.

                    Section 3.02   Number of Directors.  The authorized
                                   -------------------
          number of directors of the corporation shall be twelve.

                    Section 3.03   Election and Term of Office.
                                   ---------------------------
                    (a) Directors will be elected in the manner provided herein at each Annual Meeting of shareholders, but if such Annual Meeting of shareholders is not held or the directors are not elected thereat, the directors may be elected at any Special Meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next Annual Meeting of shareholders and until a successor has been duly elected and qualified, or until he or she shall resign or shall have been removed.

                    (b) At each election, the persons receiving the greatest number of votes from the class of stock entitled to vote therefor, up to the number of directors then to be elected by such class, shall be the persons then elected. The election of directors shall be subject to any provisions contained in the Articles of Incorporation relating thereto, and to any provisions of California law for cumulative voting in the election of directors. Nominations of persons to serve as directors shall be submitted to the Secretary of the corporation at the meeting of shareholders at which directors will be elected.

                    Section 3.04   Resignation.  Any director may resign
                                  -----------
          at any time by giving written notice to the Board or to the Chairman of the Board, the President or the Secretary of the corporation. Any such resignation shall take effect at the times specified therein or, if the time be not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If a resignation is to be effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                    Section 3.05   Vacancies.
                                   ---------
          (a) A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the holders of any class of stock fail at any Annual or Special Meeting of shareholders at which any directors are elected to elect the full authorized number of directors to be voted for by such class at said meeting.

                    (b) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court of duly authorized jurisdiction or a director who has been convicted of a felony. Except to the extent it would be contrary to the Articles of Incorporation or law, any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the class of stock entitled to elect such director given at a Special Meeting of shareholders called for that purpose; provided, however, that no director may be removed (unless the entire Board of Directors is removed) when the votes from the class of stock entitled to elect such director cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes entitled to be cast by such class were cast (or if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized to be elected by such class at the time of the directors' most recent election were then being elected.

                    (c)  No  reduction  of  the  authorized  number   of
          directors shall have the effect of removing any director prior to the expiration of the director's term of office.

                    (d) Except as otherwise provided in the Articles of Incorporation, any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the vote of the majority of the remaining directors, although less than a quorum; provided, however, that a vacancy occurring by reason of removal of a director by the vote of shareholders entitled to remove such director may be filled only by the vote of such shareholders. The shareholders of a class of stock entitled to elect a director may elect such director at any time to fill a vacancy not filled by the directors, and any such election by such shareholders shall require the consent of a majority of the votes of such shareholders entitled to be cast therefor; provided, however, that no director shall be elected by written consent to fill a vacancy created by removal of any director, except by the unanimous written consent of all shareholders of the class of stock entitled to vote for the election of such director. Each director chosen to fill a vacancy shall hold office until the next Annual Meeting of shareholders and until his successor shall have been elected and qualified or until he shall resign or shall have been removed.

                    Section 3.06   Place of Meetings.  All meetings of
                                   -----------------
          the Board shall beheld either at the principal executive office of the corporation or at any other location within or without the State of California as shall be determined, from time to time, by the Board of Directors, or as specified in the respective notices or waivers of notice thereof.

                    Section 3.07   First Meeting.  Immediately following
                                  -------------
          each Annual Meeting of shareholders the Board shall meet for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of any other proper business. Except as provided by law, notice of such First Meeting is hereby dispensed with.

                    Section 3.08   Regular Meetings.  The Board of
                                   ----------------
          Directors shall hold Regular Meetings on the last Tuesday of February and August, and in November on the Tuesday of the week preceding that in which Thanksgiving falls, at 10:00 a.m., but the Executive Committee of the Board, if any is created, may meet more often if the Committee deems it necessary or appropriate. Except as provided by law, notice of Regular Meetings of the Board of Directors is hereby dispensed with.

                    Section 3.09   Special Meetings.
                                   ----------------
                    (a) Special Meetings of the Board may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

                    (b) Special Meetings of the Board shall be held upon at least four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice.

                    Section 3.10   Quorum.  The presence of a majority
                                   ------
          of the authorized number of directors shall be required to constitute a quorum of the Board of Directors for the transaction of business at any meeting of the Board, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number of directors is required for any specific action by law, or by these Bylaws, or by the Articles of Incorporation of the corporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, and every act or decision approved by at least a majority of the number of directors required, as noted above, to constitute a quorum for such meeting shall be regarded as the act or decision of the Board, unless a greater number of directors is required by law, by the Bylaws, or by the Articles of Incorporation of the corporation. The directors shall act only as a Board, and the individual directors shall have no power as such, unless such power be expressly conferred upon a director by a duly adopted resolution of the Board.

                    Section 3.11   Participation in Meetings by
                                  ----------------------------
          Conference Telephone.  Members of the Board may participate in
          --------------------
          a meeting of the Board through use of conference telephone or similar communications equipment, but only so long as all members participating in such meeting can hear and freely communicate with one another.

                    Section 3.12   Waiver of Notice.  The transactions
                                   ----------------
          of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present at such meeting, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, and a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

                    Section 3.13   Adjournment.  A majority of the
                                   -----------
          directors present,whether or not a quorum is present, may adjourn any meeting of directors to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the reconvening of the adjourned meeting to the directors who were not present at the meeting at the time of the adjournment.

                    Section 3.14   Fees and Compensation.  Directors and
                                   ---------------------
          members of committees may receive such compensation, if any, for their services and such reimbursement for expenses, as may be fixed or determined by the Board.

                    Section 3.15   Action Without Meeting.  Any action
                                   ----------------------
          required or permitted to be taken by the Board may be taken without a meeting of the Board if all members of the Board shall individually or collectively consent in writing to such action.

          Such unanimous written consent or consents shall have the same effect as a unanimous vote of the Board, and shall be filed with the minutes of the proceedings of the Board.

                    Section 3.16   Committees.
                                   ----------
                    (a) The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees of the Board, each committee to consist of one or more of the directors of the corporation. Among the committees which may be appointed may be an Executive Committee which shall have and may exercise all the powers and authority of the Board in the management of the affairs of the corporation between Regular or Special meetings of the Board.

                    (b) All committees shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the corporation to the extent provided in the resolution of the Board creating said committees; but no committee shall have any power or authority in reference to
          (i) the approval of any action which requires shareholders' approval or approval of the outstanding shares; (ii) amending the Articles of Incorporation; (iii) adopting an agreement of merger or consolidation; (iv) recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's properties and assets; (v) recommending to the shareholders a dissolution of the corporation or a revocation of the dissolution; (vi) amending or repealing the Bylaws of the corporation; (vii) the filling of vacancies on the Board or on any committee; (viii) the fixing of compensation of directors for serving on the Board or on any committee; (ix) amending or repealing any resolution of the Board which by its express terms is not so amendable or repealable by the Board; (x) declaring a distribution to shareholders; and (x) issuing shares.

                    (c) The Board shall have the power to prescribe the manner in which the proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions in this Article applicable to meetings and actions of the Board.
          Written Minutes shall be kept of each meeting of each committee of the Board.

                    Section 3.17   Officers of the Board.  The Chairman
                                   ---------------------
          of the Board shall preside at all meetings of the shareholders (or shall designate an executive officer of the corporation to so preside, as provided in Section 2.12 of these Bylaws) and at all meetings of the Board. The Board also shall have a Vice-Chairman of the Board who shall preside at meetings of shareholders (in the absence or disability of the Chairman and in the absence of a designee of the Chairman to preside as provided in Section 2.12 of these Bylaws) and the Board of Directors (in the absence or disability of the Chairman of the Board). The Chairman and Vice-Chairman shall have such other powers and duties as are specifically designated by the Board. The Board may appoint individuals to serve as a Chairman Emeritus or Director Emeritus.

          A Chairman Emeritus or Director Emeritus shall have no duties or responsibilities, and shall not be entitled to vote in their capacity as Chairman Emeritus or Director Emeritus in connection with any meeting or proceeding of the Board and may be appointed or removed at the pleasure of the Board. A Chairman Emeritus or Director Emeritus shall not be deemed to be a member of the Board for any purpose whatsoever, solely by reason of such designation.

                              ARTICLE IV.  OFFICERS
                              ---------------------

                    Section 4.01   Officers.  The officers of the
                                   --------
          corporation shall be a Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have at the discretion of the Board such other officers, each to hold office for a period, and have authority to perform such duties as the Board may from time to time determine.

                    Section 4.02.  Chairman of the Board.  The Chairman
                                   ---------------------
          of the Board shall preside at all meetings of the shareholders (or shall designate an executive officer of the corporation to so preside, as provided in Section 2.12 of these Bylaws) and at all meetings of the Board of Directors.

                    Section 4.03.  Vice-Chairman of the Board.  The
                                   --------------------------
          Vice-Chairman of the Board shall perform the duties of the Chairman, during the Chairman's absence or disability.

                    Section 4.04   Chief Executive Officer.  The Chief
                                   -----------------------
          Executive Officer shall be the General Manager of the corporation and shall have, subject to the control of the Board, general supervision and direction of the business and affairs of the corporation.

                    Section 4.05 President. The President shall have the general powers
                                   ---------
          and duties of management as are described by the Board.

                    Section 4.06.  Secretary.  The Secretary shall be
                                   ---------
          responsible for the maintenance of the corporate records of the Company, such as the Articles of Incorporation, Bylaws, minutes and list of shareholders. The Secretary shall be responsible for the maintenance of the list of shareholders which may be delegated to a transfer agent. The Secretary shall give or cause to be given notice of all meetings of shareholders and of the Board and any committees of the Board required by the Bylaws or by law to be given. The Secretary shall have other powers and duties as may be described by the Board.

                    Section 4.07.  Chief Financial Officer.  The Chief
                                  -----------------------
          Financial Officer of the corporation shall maintain or cause to be maintained adequate and correct accounts of the properties, and financial and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law and these Bylaws required to be sent to them.

                    Section 4.08   Appointment.  The Chairman of the
                                   -----------
          Board, the Vice-Chairman of the Board, and the Chief Executive
          Officer,
          the President and Chief Operating Officer, the Chief Financial Officer and the Secretary shall be elected by the Board. Other officers may be elected or appointed and their duties prescribed by the Board or the Chief Executive Officer. If such appointment is by the Chief Executive Officer, it shall terminate at the next meeting of the Board unless the Board affirms the appointment.

                    Section 4.09.  Removal and Resignation.
                                   -----------------------
                    (a) All officers shall serve as officers and employees of the corporation at the pleasure of the Board and may be removed from office, and their employment may be terminated with or without cause, and with or without notice:
                         (i)  by the Board, or

                         (ii) by the Chief  Executive Officer, prior  to
                    the affirmation of the officer's appointment by the Board if such officer was appointed by the Chief Executive Officer, or

                         (iii) by the Chief Executive Officer, with the concurrence or ratification of the Board, or the Executive Committee of the Board.

                         No officer of the corporation shall have any employment status other than that of an "at will" employee whose employment can be terminated at any time pursuant to the procedures set forth in this Section 4.09, unless there is a written agreement altering this "at will" employment status, approved by a resolution of the board before it is binding and effective.

                    (b) Any officer may resign at any time without prejudice to the rights of the corporation under any contract to which the corporation is a party by giving written notice to the Board, or to the Chief Executive Officer or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section 4.10.  Vacancies.  A vacancy of any office
                                   ---------
          because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these Bylaws for the regular appointment to such office.

                    Section 4.11   Retirement of Officers.  Provided
                                   ----------------------
          that the exemption conditions set forth in applicable Federal and California statutes are satisfied (e.g. 29 USC Section 631(c); 29 CFR Sections 1625.12 and 1627.17; Cal. Govt. Code
          Section 12942(c) and FEHC Regulation Subsection 7296(c)(2)), each officer elected or required to be elected by the Board shall retire as of the last day of the month in which such officer's 65th birthday occurs; however, such officer may continue to be employed for such additional period of time, and under such conditions as are specifically authorized by resolution of the Board of Directors.

                          ARTICLE V.  CONTRACTS, CHECKS,
                          ------------------------------
                           DRAFTS, BANK ACCOUNTS, ETC.
                           ---------------------------

                Section 5.01   Execution of Contracts.  Except as
                                   ----------------------
          these Bylaws may otherwise provide, the Board may, by duly adopted resolution, authorize any officer or agent of the corporation to enter into any contract or execute any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                    Section 5.02   Checks, Drafts, Etc.  All checks,
                                   --------------------
          drafts or other orders for payment of money, notes or other evidence of indebtedness issued in the name of or which are payable to the corporation, shall be signed by or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

                    Section 5.03   Deposit.  All funds of the
                                   -------
          corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any Board committee, officer, assistant, agent or attorney of the corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the corporation, the President, Secretary, any Vice-President or the Treasurer (or any other officer, assistant, agent or attorney of the corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

                    Section 5.04   General and Special Bank Accounts.
                                   ---------------------------------
          The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any Board committee, officer, assistant, agent or attorney of the corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                      ARTICLE VI.  SHARES AND THEIR TRANSFER
                      --------------------------------------

                     Section 6.01   Certificates for Shares.
                                   -----------------------
                    (a) Every owner of shares of the corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the corporation owned by him. The certificates representing such shares shall be numbered in the order in which they shall be issued, and shall be signed in the name of the corporation by the Chairman of the Board, or by the

          President and by the Secretary or Assistant Secretary, or by the duly appointed transfer agent or registrar of the corporation. Any of the signatures on the certificates may be a facsimile signature, provided that at least the signature of the corporation's transfer agent or registrar on the certificate is an original signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

                    (b) A record shall be kept of the respective names of the persons, firms or corporations owning the shares represented by such certificates, the number and classes of shares represented by such certificates, respectively, and the respective issuance dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

                    Section 6.02   Transfer of Shares.  Transfers of
                                   ------------------
          shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by written power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent duly appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all required taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security purposes, and not absolutely, such fact shall be expressly stated in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

                    Section 6.03   Regulations.  The Board may make such
                                   -----------
          rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures or facsimiles thereof of any of them.

                    Section 6.04   Lost, Stolen, Destroyed, and
                                  ----------------------------
          Mutilated Certificates.
          ----------------------
          In any case of loss, theft, destruction, or
          mutilation of any certificate of shares, another certificate may be issued in its place upon proof of such loss, theft, destruction, or mutilation, and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is appropriate and proper so to do.

                          ARTICLE VII.  INDEMNIFICATION
                          -----------------------------

                    Section 7.01 For the purposes of this Article VII, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under
          Section 7.04 or Section 7.05(d) of this Article VII.

                    Section 7.02 The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

                    Section 7.03 The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders.

          No indemnification shall be made under this Section 7.03 for any of the following:

                    (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and only to the extent that the court shall determine;

                    (b)  Of  amounts  paid  in  settling  or   otherwise
          disposing of a pending action without court approval; or

                    (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

                    Section 7.04 To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Section 7.02 or Section 7.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

                    Section 7.05 Except as provided in Section 7.04, any indemnification under this Article VII shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 7.02 or Section 7.03, by any of the following:

                    (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

                    (b)  If   such   a   quorum   of  directors  is  not
          obtainable, by independent legal counsel in a written opinion;

                    (c) Approval by the affirmative vote of the holders of a majority of the shares of common stock of the corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares of common stock entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon; or

                    (d) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

                    Section 7.06 Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VII.

                    Section 7.07   The indemnification provided by  this
          Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Bylaws or under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Article VII shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

                    Section 7.08 No indemnification or advance shall be made under this Article VII, except as provided in Section
          7.04 or Section 7.05(d), in any circumstance where it appears:

                    (a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b)  That  it  would   be  inconsistent  with   any  condition
          expressly imposed by a court in approving a settlement.

                    Section 7.09 The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article VII. The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this Section inapplicable if either of the following conditions are satisfied:

                    (a) If the Articles of Incorporation authorize indemnification in excess of that authorized in this Article VII and the insurance provided by this Section is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204 of the California Corporations Code; or

                    (b) (i) The company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization;

                         (ii) The company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy; and

               (iii) The policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on the one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

                    Section 7.10 The provisions of this Article VII do not apply to any proceeding against any trustee, investment manager or other fiduciary of any employee benefit plan in such person's capacity as such, even though such person may also be an agent of the employer corporation as defined in
          Section 7.01 of this Article VII. The corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of
          Section 207 of the California Corporations Code.

                           ARTICLE VIII.  MISCELLANEOUS
                           ----------------------------

                    Section 8.01   Seal.  The Board shall provide a
                                  ----
          corporate seal, which shall be in the form of a circle and shall bear the name of the corporation and words and figures showing that the corporation was incorporated in the State of California and the year of the incorporation.

                    Section 8.02   Waiver of Notices.  Whenever notice
                                   -----------------
          is required to begiven by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

          Section 8.03   Fiscal Year.  The fiscal year of the
                         -----------
          corporation shall be that twelve-month period ending on December 31 in each year.

                    Section 8.04   Dividends.  The Board may from time
                                   ---------
          to time declare,and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any legal, regulatory or contractual restrictions to which the corporation is then subject.

                    Section 8.05   Representation of Shares of Other
                                  ---------------------------------
          Corporations.
          ------------
          The  Chairman  of  the  Board  or  any  officer  or   officers
          authorized by the Board or by the Chairman of the Board are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation, including subsidiaries of the corporation. The authority granted herein may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

                    Section 8.06   Inspection of Bylaws.
                                  --------------------
          The corporation shall keep at its principal executive office the original or a copy of its Bylaws as amended to date, which copy shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date. The original or a copy of the Bylaws certified to be a true copy by the Secretary or an Assistant Secretary of the corporation shall be prima facie evidence of the adoption of such Bylaws and of the matters stated therein.

          Section 8.07   Amendment of Bylaws.  Subject to the right of
                         -------------------
          the outstanding shares to adopt, amend, or repeal Bylaws, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional Bylaws adopted, by approval of the Board; provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of Incorporation of the corporation. After the issuance of shares, any Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a Bylaw or amendment of the Articles of Incorporation reducing a fixed number or the minimum number of directors to a number less than five cannot be adopted if the vote cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the votes entitled to be cast.

                    Section 8.08   Construction of Bylaws.  Unless
                                   ----------------------
          otherwise stated in these Bylaws or unless the context requires, the definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the word "person" includes a corporation or other entity as well as a natural person.

                    Section 8.09   Annual Report to Shareholders.  The
                                   -----------------------------
          annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider to be appropriate.

                    Section 8.10   National Emergency.  In the event of
                                   ------------------
          a national emergency as described in Section 688 of the California Insurance Code, this corporation shall be considered to have those emergency bylaw provisions which are provided for by statute in Article 1.7 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code as now in effect or as hereafter may be amended.